UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 25, 2016
Date of Report (Date of earliest event reported)

DESTINY MEDIA TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-28259	84-1516745
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

1110-885 West Georgia Street
Vancouver, British Columbia, Canada	V6C 3E8
(Address of principal executive offices)	(Zip Code)

(604) 609-7736
Registrant's telephone number, including area code

____________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On February 25, 2016, Destiny Media Technologies Inc. (the “Company”) held its Annual General Meeting (the “Meeting”). At the Meeting, the stockholders voted on the following three proposals and cast their votes as described below.

Proposal One

The individuals listed below were elected as members of the Board of Directors at the Meeting to hold office until the next Annual General Meeting of stockholders or until their respective successors have been elected or qualified.

Nominee	For	Withheld	Broker Non-Votes
Steve Vestergaard	18,147,448	4,226,999	11,031,601
Haig Bagerdjian	18,136,897	4,237,550	11,031,601
Yoshitaro Kumagai	18,162,267	4,222,180	11,021,601

Proposal Two

Proposal two was a management proposal to ratify and approve the appointment of BDO Canada LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2016. This proposal was approved.

	For	Against	Abstained
Ratification of BDO Canada LLP as the Company’s Independent Registered Public Accounting Firm	33,744,657	15,740	282,198

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DESTINY MEDIA TECHNOLOGIES INC.

Date: March 1, 2016
	By:	/s/ STEVE VESTERGAARD
STEVE VESTERGAARD
Chief Executive Officer and President